UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): November 19, 2015 (October 31, 2015)

PEEKAY BOUTIQUES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-193618	46-4007972
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

901 West Main Street, Suite A

Auburn, WA 98001

 (Address of principal executive offices)

1-800-447-2993

(Registrant's telephone number, including area code)

 _____________________________________________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into A Material Definitive Agreement

Debt Conversion Agreement

On November 17, 2015, Peekay Boutiques, Inc. (the "Company") entered into a debt conversion agreement with the holders of Peekay seller notes (the "Peekay Creditors") and the holders of Christals seller notes (the "Christals Creditors" and, together with the Peekay Creditors, the "Creditors") that were issued to provide seller financing to certain of the Company's subsidiaries in connection with the acquisition of the Company's Peekay and Christals businesses, respectively, which were previously owned by the Peekay Creditors and the Christals Creditors, respectively.

The Creditors provided partial seller financing associated with the acquisition of the Peekay and Christals stores in the form of $12.7 million in notes payable. The terms of these notes allow for unpaid interest to be added to the principal (PIK interest) on a quarterly basis, and as of October 31, 2015, the total amount owing, including the PIK interest, was $15.6 million. The Creditors have agreed to convert this amount into 1,944,204 shares of common stock at the closing of the Company's proposed underwritten public offering as described in the Company's registration statement on Form S-1 (Registration No. 333-203870) (the "Public Offering") (or, in the case of the Christals Creditors after January 1, 2016, but before the later of January 15, 2016 or the date of the closing of the Public Offering). Accrued interest at October 31, 2015 was approximately $229 thousand, and interest on these notes will continue to accrue in accordance with the terms of the notes until the closing of the Public Offering, at which time it will be paid in full in cash (with interest on the Christals seller notes being paid after January 1, 2016, but before the later of January 15, 2016 or the date of the closing of the Public Offering). The debt conversion agreement may be terminated by either the written agreement of the Creditors and the Company or by either the Company or a Creditor (as to itself but no other Creditor) upon written notice to the other, if the Public Offering contemplated by this prospectus is not consummated by 6:30 p.m. Pacific time on February 15, 2016.

Pursuant to the debt conversion agreement the Company also agreed that it would take any action that may be reasonably necessary to cause Phyllis Heppenstall to be appointed or elected to the board of directors of the Company upon the closing of the Public Offering.

The Company also granted to the Creditors through the debt conversion agreement piggyback and demand registration rights covering the shares of common stock issuable to the Creditors upon conversion of their notes.

The foregoing is a summary description of certain terms of the debt conversion agreement and, by its nature, is incomplete. A copy of the debt conversion agreement is filed as Exhibit 10.1 to this report and is incorporated into this report by reference. All readers are encouraged to read the entire text of the debt conversion agreement.

The issuance of the shares of common stock that may be issued to the Creditors under the debt conversion agreement will be exempt from registration under the Securities Act of 1933, as amended, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act.

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Fifth and Sixth Amendments to Financing Agreement

On October 31, 2015 the Company's subsidiaries, Christals Acquisition, LLC, Peekay Acquisition, LLC and each of the subsidiaries of Peekay Acquisition, LLC (collectively, the "Loan Parties") entered into the fifth amendment to the financing agreement with their senior secured lenders which granted the Loan Parties necessary covenant waivers for the period ending November 30, 2015.

At the same time the Loan Parties entered into the fifth amendment to the financing agreement to obtain the fifth covenant waiver, the Loan Parties also entered into a sixth amendment to the financing agreement. The sixth amendment will only become effective if the Public Offering is consummated and the Loan Parties satisfy the other conditions to the sixth amendment, which are described below. The date that the sixth amendment becomes effective is referred to in this report as the sixth amendment effective date. On the sixth amendment effective date the financing agreement will be further modified as follows:

•

The maturity date will be extended to the earliest of (i) the third anniversary of the sixth amendment effective date, (ii) the date on which the loans under the financing agreement otherwise become due and payable in accordance with the terms of the financing agreement, and (iii) the date that payment in full of all obligations under the financing agreement and termination of all commitments occurs;

•

The original leverage ratio requirement under the financing agreement will be modified to (i) reduce the numerator of the ratio by the amount of liquidity as of the last day of the applicable period, and (ii) change the leverage ratio requirement to be, for any period of four fiscal quarters measured as of the end of any fiscal quarter, no greater than 3.50:1.00;

•	Provisions for requesting certain additional term loans under the financing agreement will be deleted;

•

The applicable interest rate for loans under the financing agreement will be amended for Term A Loans to be 8.75% from the sixth amendment effective date up to the first anniversary thereof, 10.75% from the first anniversary of the sixth amendment effective date up to the second anniversary of the sixth amendment effective date, 12.75% from the second anniversary of the sixth amendment effective date until the final maturity date, and for Term B Loans to be 9.75% from the sixth amendment effective date up to the first anniversary thereof, 11.75% from the first anniversary of the sixth amendment effective date up to the second anniversary of the sixth amendment effective date, and 13.75% from the second anniversary of the sixth amendment effective date until the final maturity date;

•

The exit fee required by the fifth amendment to the financing agreement will be amended so that it becomes due on the earlier to occur of (A) the final maturity date, (B) the date which all of the other obligations are repaid or required to be repaid in full in cash, and (C) the date that the Company receives net cash proceeds of at least $20,000,000 from the public offering of the Company's common stock (including the Public Offering). Once the accrued and unpaid exit fee is paid, it will be deemed satisfied in full and no additional amounts attributable to the exit fee will accrue or be payable;

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•

The Loan Parties agreed to pay to the administrative agent a nonrefundable fee, or the bridge exit fee, for the account of each consenting lender, accruing (i) on the sixth amendment effective date in an amount equal to 1.50% of the aggregate principal amount of the outstanding loans of such consenting lender (after giving effect to the prepayment of Term A Loans contemplated under the sixth amendment to the financing agreement as described below), (ii) on the first anniversary of the sixth amendment effective date in an amount equal to 2.50% of the aggregate principal amount of the loans outstanding as of such anniversary, and (ii) on the second anniversary of the sixth amendment effective date in an amount equal to 3.50% of the aggregate principal amount of the loans outstanding as of such anniversary. The bridge exit fee would be due on the earliest to occur of (A) the final maturity date, and (B) the date which all of the other obligations are repaid or required to be repaid in full in cash;

•

The negative covenant relating to capital expenditures will be amended so that the Company's subsidiaries can make capital expenditures up to the following limits: $2,400,000 for any fiscal quarter during the period January 1, 2016 – December 31, 2016, $3,140,000 for any fiscal quarter during the period January 1, 2017 – December 31, 2017, and $4,300,000 for any fiscal quarter during the period January 1, 2018 – December 31, 2018;

•	The negative covenant regarding the opening of new stores will be deleted;

•	The conditions to the effectiveness of the sixth amendment to the financing agreement include, among others, the following:

o

Upon the closing of the Public Offering the Loan Parties must prepay not less than $16,000,000 of Term A Loans, together with accrued and unpaid interest on the amount prepaid and the Loan Parties must also pay certain accrued and unpaid fees owed to the secured lenders.

o	The outstanding seller notes must be converted into common stock on terms and conditions satisfactory to the origination agent; and

o

The Loan Parties must pay to the administrative agent for the ratable benefit of each consenting lender an amendment fee in an amount equal to 1.0% of the aggregate principal amount of the loans outstanding as of the sixth amendment effective date (after giving effect to the prepayment described above).

The Company expects that the Loan Parties will need additional covenant waivers in future periods if sixth amendment does not become effective as planned.

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There can be no assurance that the Company will be able to obtain additional waivers, or that the Loan Parties will continue to be in compliance with the terms and conditions of the agreements with the secured and other lenders. If the Loan Parties fail to obtain waivers of default on their secured debt, then the lenders may be able to accelerate such debt or take other action against the Loan Parties or the Company, which would have material adverse consequences on the Company's financial condition and its ability to continue to operate.

The foregoing is a summary description of certain terms of the fifth amendment and the sixth amendment and, by its nature, is incomplete. Copies of the fifth amendment and sixth amendment are filed as Exhibits 10.7 and 10.8 to this report and are incorporated by reference into this report. All readers are encouraged to read the entire text of the fifth amendment and sixth amendment. Copies of the fifth amendment, the sixth amendment, and the prior amendments to the financing agreement are incorporated by reference herein as specified in Exhibits 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, and 10.8 to this report.

Termination Agreement

On November 19, 2015, the Company's subsidiary, Peekay Acquisition LLC, entered into a termination agreement with its consultants, Christals Management, LLC and CP IV SPV, LLC. The termination agreement terminates the advisory agreement between these consultants and Peekay Acquisition, dated December 31, 2012, effective as of the closing of the Public Offering. Upon the closing of the Public Offering Peekay Acquisition will be required to pay the consultants all accrued, but unpaid, fees then owed to the consultants under the advisory agreement and to reimburse the consultants for any unreimbursed expenses through the date of the closing of Public Offering. After the closing of Public Offering, neither the Company, Peekay Acquisition nor any other subsidiary of the Company will have no further obligations under the advisory agreement.

The foregoing is a summary description of certain terms of the termination agreement and, by its nature, is incomplete. A copy of the termination agreement is filed as Exhibit 10.9 to this report. All readers are encouraged to read the entire text of the termination agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure included in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure included in Item 1.01 of this report is incorporated by reference into this Item 3.02.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Debt Conversion Agreement, dated as of November 17, 2015, by and among Peekay Boutiques, Inc., and each of the persons listed on the Schedule of Creditors attached thereto

10.2

Financing Agreement, dated December 31, 2012, by and among Christals Acquisition, LLC, Peekay Acquisition, LLC, each of the Subsidiaries listed as a Borrower on the signature pages thereto, each of the Subsidiaries listed as a Guarantor on the signature pages thereto, the Lenders from time to time party thereto, Cortland Capital Market Services LLC, as collateral agent and administrative agent, and CB Agency Services, LLC, as origination agent (incorporated by reference to Exhibit 10.11 to the Company's Current Report on Form 8-K filed on January 6, 2015)

10.3	First Amendment to Financing Agreement, dated March 31, 2014 (incorporated by reference to Exhibit 10.12 to the Company's Current Report on Form 8-K filed on January 6, 2015)

10.4	Second Amendment to Financing Agreement, dated September 24, 2014 (incorporated by reference to Exhibit 10.13 to the Company's Current Report on Form 8-K filed on January 6, 2015)

10.5	Third Amendment to Financing Agreement, dated December 31, 2014 (incorporated by reference to Exhibit 10.14 to the Company's Current Report on Form 8-K filed on January 6, 2015)

10.6	Fourth Amendment to Financing Agreement, dated June 30, 2015 (incorporated by reference to Exhibit 10.15 to the Company's Current Report on Form 8-K filed on January 6, 2015)

10.7	Fifth Amendment to Financing Agreement, dated as of October 31, 2015, among the Loan Parties and the secured lenders party thereto.

10.8	Sixth Amendment to Financing Agreement, dated November 19, 2015 among the Loan Parties and the secured lenders party thereto.

10.9	Termination Agreement, dated November 19, 2015, among Peekay Acquisition LLC, Christals Management, LLC, and CP IV SPV, LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEEKAY BOUTIQUES, INC.

Dated: November 20, 2015	By:	/s/ Lisa Berman
Lisa Berman
Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Debt Conversion Agreement, dated as of November 17, 2015, by and among Peekay Boutiques, Inc., and each of the persons listed on the Schedule of Creditors attached thereto

10.7	Fifth Amendment to Financing Agreement, dated as of October 31, 2015, among the Loan Parties and the secured lenders party thereto.

10.8	Sixth Amendment to Financing Agreement, dated November 19, 2015 among the Loan Parties and the secured lenders party thereto.

10.9	Termination Agreement, dated November 19, 2015, among Peekay Acquisition LLC, Christals Management, LLC, and CP IV SPV, LLC.

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